                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                          GENELABS TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                                 April 18, 1997

To Our Shareholders:

         You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Genelabs Technologies, Inc. to be held at the Company's offices at 505 Penobscot Drive, Redwood City, California, on Thursday, May 22, 1997 at 9:00 a.m. P.D.T.

         The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

         In the proxy you will be asked to elect six current members to the Board of Directors. I am very sorry to report that Dr. Max Wilhelm, our Chairman, is not standing for re-election due to health reasons. Dr. Wilhelm has been an active member of our Board for more than two years and his contributions will be greatly missed. The Board has decided not to replace Dr. Wilhelm at this time and has appointed him Chairman Emeritus.

         I would like to thank you for your support as a Genelabs Technologies shareholder and urge you to please complete, date, sign and return the enclosed proxy as soon as possible. If you are able to attend the meeting, we look forward to seeing you then.


                                        Sincerely,

                                        /s/ IRENE A. CHOW

                                        Irene A. Chow, Ph.D.
                                        President and Chief Executive Officer


         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          GENELABS TECHNOLOGIES, INC.
                              505 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 22, 1997

TO THE SHAREHOLDERS OF GENELABS TECHNOLOGIES, INC.:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Genelabs Technologies, Inc., a California corporation (the "Company"), will be held at the Company's offices located at 505 Penobscot Drive, Redwood City, California, on Thursday, May 22, 1997, at 9:00 a.m. P.D.T. for the following purposes:

         1. To elect directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

                 Irene A. Chow                     H.H. Haight
                 Edgar G. Engleman                 Damaris Skouras
                 Arthur Gray, Jr.                  Nina K. Wang

         2. To approve the Company's 1991 Employee Stock Purchase Plan, as amended, to increase the number of shares of Common Stock reserved for issuance thereunder from 500,000 to 1,000,000.

         3. To ratify the selection of Ernst & Young LLP as independent auditors for the Company for its fiscal year ending December 31, 1997.

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 2, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting or any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        /s/ MELINDA GRIFFITH

                                        Melinda Griffith
                                        Vice President, General Counsel and
                                        Secretary

Redwood City, California
April 18, 1997

          ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          GENELABS TECHNOLOGIES, INC.
                              505 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063

                 PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF
               SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 22, 1997


         The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Genelabs Technologies, Inc., a California corporation (the "Company" or "Genelabs"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices located at 505 Penobscot Drive, Redwood City, California 94063, on May 22, 1997 at 9:00 a.m. P.D.T. (the "Meeting"). Only holders of record of the Company's Common Stock and Series A Convertible Preferred Stock ("Preferred Stock") at the close of business on April 2, 1997 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on April 2, 1997, the Company had 39,215,971 shares of Common Stock outstanding and 42,549,305 shares of Common Stock and Preferred Stock (on an as-converted basis) entitled to vote. A majority of the shares entitled to vote on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about April 18, 1997.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

         Holders of the Company's Common Stock are entitled to one vote for each share held as of the above Record Date, except that in the election of directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected. The shareholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of an intention to cumulate votes.
In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes represented by proxies in the proxy holder's sole discretion.

         Holders of the Company's Preferred Stock are entitled to one vote for each share of Common Stock into which such Preferred Stock could be converted, in accordance with a pre-determined formula. Under this formula, the holders of the Preferred Stock are entitled to vote an aggregate of 3,333,334 shares based on a Common Stock conversion price of $3.00 per share.

         In the election of directors, the nominees receiving the highest number of affirmative votes will be elected as directors. Proposal Nos. 2 and 3 require for approval or ratification, respectively, the affirmative vote of the majority of shares of Common and Preferred Stock (on an as-converted basis voting together as a class) present in person or represented by proxy at the Meeting and voting on the proposals. All votes will be tabulated by the Inspector of Elections appointed for the Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum but will not be counted in determining whether Proposal Nos. 2 and 3 have been approved or ratified, as the case may be. Broker non-votes will be counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

         The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock and Preferred Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and Preferred Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                            REVOCABILITY OF PROXIES

         Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.


                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

         At the Meeting, shareholders will elect the Company's Board of Directors (the "Board") to hold office until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. Six persons have been nominated for election at the Meeting to the six positions approved by the Board pursuant to the Company's By-laws. Shares represented by the accompanying proxy will be voted for the election of the six nominees unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the Board may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.


DIRECTORS/NOMINEES

         The names of the nominees and certain information about them are set forth below:

                                                                                                        DIRECTOR
            NAME OF NOMINEE          AGE                         PRINCIPAL OCCUPATION                    SINCE
            ---------------          ---                         --------------------                    -----
Irene A. Chow, Ph.D.                 57          President and Chief Executive Officer                    1993

Edgar G. Engleman, M.D. (1)          51          Professor of Pathology and Medicine at Stanford          1984
                                                 University School of Medicine

Arthur Gray, Jr. (1)                 74          Managing Director of Cowen Asset Management              1991

H.H. Haight (1)                      63          Managing Director of Advent International                1989
                                                 Corporation

Damaris Skouras (2)                  41          Senior Advisor, Morgan Stanley Group Inc.                1985

Nina K. Wang                         59          Chairlady, Chinachem Group                               1997

________________________
(1)      Member of the Audit and Finance Committee.

(2)      Member of the Human Resources Committee.

         Each of the directors listed above, with the exception of Nina K. Wang, was elected to be a director at the Company's Annual Meeting of Shareholders held on May 30, 1996. Ms. Wang was appointed to the Board on February 6, 1997.

         Irene A. Chow has been Chief Executive Officer and President of Genelabs since July 1995. Before being appointed President and Chief Operating Officer of Genelabs in May 1995, she served as President of the Company's Biopharmaceutical Division beginning in August 1993. She has also been a director since August 1993. Dr. Chow also serves as Chairwoman of the Board of Directors of Genelabs Biotechnology, Ltd., in which the Company holds a 40% ownership interest. From 1975 to 1993, Dr. Chow held several positions at Ciba-Geigy Corporation, USA, a pharmaceutical company, most recently as Senior Vice President of Drug Development for the Ciba-Geigy pharmaceuticals division. In this capacity, she directed all scientific, medical, technical and regulatory activities related to the development of new drugs. During her last 8 years at Ciba-Geigy, Dr. Chow was responsible for the approval of 10 New Drug Applications and the submission of 26 Investigational New Drug Applications to the FDA. She holds a B.A. degree in Literature from National Taiwan University, and both an M.A. and a Ph.D. in Biostatistics from the University of California, Berkeley.

         Edgar G. Engleman has been a director of Genelabs since its organization in 1984. Dr. Engleman serves as Professor of Pathology and Medicine at the Stanford University School of Medicine, where he has held appointments in Pathology and Medicine since 1978. At the Stanford University School of Medicine, he is also Director of the Blood Center and Attending Physician of Rheumatology in the Department of Medicine. In 1997, Dr. Engleman became a partner of BioAsia Investments, an international investment management company. During his sabbatical, from June 1991 to May 1992, Dr. Engleman spent the majority of his time at Genelabs as its Chief Scientific Officer. In 1992, he participated in the founding, and is a director, of Activated Cell Therapy, Inc. Dr. Engleman holds a B.A. from Harvard University and an M.D. from Columbia University.

         Arthur Gray, Jr. has been a director of Genelabs since March 1991. He has been a Managing Director of Cowen Asset Management, a division of Cowen & Co. ("Cowen"), since July 1993. Prior to joining Cowen, he was President and Chief Executive Officer of Dreyfus Personal Management, Inc., a subsidiary of the Dreyfus Corporation, from January 1984 to June 1993. He is a director of Seventh Generation, an environmental product catalog company.

         H.H. Haight has been a director of Genelabs since May 1989. Mr. Haight is a Managing Director of Advent International Corporation, an adviser and manager of international venture capital funds, where he has been closely involved in Advent's Far East activities and responsible for Advent's Far East Group since 1985. He is a director of Verifone, Inc., a transaction automation company. Mr. Haight holds a B.S. in Forestry from the University of California, Berkeley and an M.B.A. from Harvard University.

         Damaris Skouras has been a director of Genelabs since 1985. Ms. Skouras is a Senior Advisor at Morgan Stanley Group Inc. and is President of Global Reach Management Company, an international investment banking firm which she founded in 1989. Ms. Skouras received a B.A. in Economics and Humanities from Stanford University and an M.B.A. from Harvard University.

         Nina K. Wang has been a director of Genelabs since February 1997. Ms. Wang is the principal shareholder of Veron International Limited ("Veron"), an investment holding company that is the largest shareholder of the Company. Ms. Wang is a Director, President and Treasurer of Veron. She is the Chairlady of the Chinachem Group, Hong Kong's largest private real estate developer. She is also currently a director of FPB Bank Holding Company Limited in Hong Kong; Yangming Marine Transport Corporation in Taiwan; Chesterfield PLC in the United Kingdom, and the University of International Business and Economics and the Foreign Affairs College in China. Ms. Wang created the Ruxin Agricultural Award to recognize technological advancements and achievements in agriculture in China; is the Honorary President of the Chinese Red Cross Foundation; and is Special Advisor to the World Federation of United Nations Associations. Ms. Wang is a John Harvard Fellow of Harvard University and is a Professor at both Peking University and The Foreign Affairs College.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

         The Board met four times during 1996. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board held during the period for which he or she was a director and the total number of meetings held by all committees of the Board on which he or she served during the period that he or she served, except for Ms. Skouras.

         The standing committees of the Board are an Audit and Finance Committee and a Human Resources Committee. The Board does not have a nominating committee or a committee performing similar functions.

         Dr. Engleman and Messrs. Gray and Haight are the current members of the Audit and Finance Committee which met four times during 1996. The Audit and Finance Committee reviews the Company's accounting practices, internal control systems, cash investment policy and Securities and Exchange Commission ("SEC") filings, and meets with the Company's outside auditors concerning the scope and terms of their engagement and the results of their audits. In addition, the Audit and Finance Committee is responsible for reviewing significant finance transactions.

         Ms. Skouras and Dr. Max Wilhelm, the Company's Chairman of the Board, are the current members of the Company's Human Resources Committee which met four times during 1996. Dr. Zhongxin M. Gong was a member of the Human Resources Committee until her resignation from the Board on February 6, 1997. The Human Resources Committee is primarily responsible for reviewing compensation to be paid to officers of the Company, and for administering the Company's stock option and employee benefit plans. For health reasons, Dr. Wilhelm has decided not to stand for re-election to the Board.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                  ELECTION OF EACH OF THE NOMINATED DIRECTORS.

                       PROPOSAL NO. 2 -- APPROVAL OF THE
                 1991 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

         Shareholders are being asked to approve the Company's 1991 Employee Stock Purchase Plan, as amended (the "Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 500,000 to 1,000,000.

1991 Employee Stock Purchase Plan History. The Plan was adopted by the Board of Directors in April 1991 and subsequently approved by the Company's shareholders. The Plan was amended in February 1994 to increase the number of shares of Common Stock reserved for issuance thereunder from 100,000 to 500,000. The Plan was further amended in January 1996 to change the length of the Offering Period (as defined below) to 24 months from six months, and to establish four six-month Purchase Periods (as defined below) within each Offering Period.

         At March 31, 1997, an aggregate of 372,062 shares had been issued under the Plan and 127,938 shares remained for the grant of future rights under the Plan. In April 1997, the Board of Directors of the Company adopted an amendment to the Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares to a total of 1,000,000. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and to ensure that the Company can continue to provide such incentives at levels determined appropriate by the Board. During the last fiscal year ended December 31, 1996, shares were purchased in the amounts and at the prices per share under the Plan as follows: 89,339 shares at a weighted average price of $2.51 per share, all current executive officers as a group 13,420 shares ($2.77 per share), and all employees (excluding executive officers) as a group 75,919 shares ($2.46 per share).

         Following is a summary of the principal provisions of the Plan, assuming approval of the above amendment.

         Eligibility. Employees of the Company, or any parent or subsidiary thereof, who are employed on the fifteenth day of the month before the beginning of an Offering Period, are customarily employed at least 20 hours per week and five months in a calendar year, are eligible to participate in the Plan. Notwithstanding the foregoing, no employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue

Code of 1986, as amended (the "Code"), own stock or hold options to purchase stock or who, as a result of participation in the Plan, would own stock or hold options to purchase stock comprising 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries, is eligible to participate in the Plan.

         All of the Company's approximately 158 employees are eligible to participate in the Plan. The closing price of the Company's Common Stock on the Nasdaq National Market on April 2, 1997 was $4.19 per share.

         Participation. The Offering Periods of the Plan (the "Offering Period") are 24 months duration commencing on January 2 and July 2 of each year and ending on July 1 and January 1 of each year. Each Offering Period consists of four six-month Purchase Periods (individually, a "Purchase Period") during which payroll deductions of the participants are accumulated. The first business day of each Offering Period is referred to as the "Offering Date".
The last business day of each Offering Period is referred to as the "Purchase Date". Notwithstanding the foregoing, if the fair market value of the Company's Common Stock on any Purchase Date is less than it was on an Offering Date, then the Offering Period(s) for such Offering Date(s) shall immediately terminate and a new Offering Period shall commence for those employees
participating in such terminated Offerings.   The Board has the power to change
the duration of Offering Periods or Purchase Periods with respect to offerings without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

         Administration. The Plan may be administered by the Board or a committee appointed by the Board (the "Committee"). The Plan is currently administered by the Human Resources Committee. All questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all participants.

         Payroll Deductions. The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the participant's compensation in one percent increments not less than two percent nor greater than ten percent, not to exceed $25,000 per year or such other limit set by the Committee. Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period. No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

         Purchase Price. The purchase price per share at which a share of Common Stock will be sold during any Offering Period shall be 85% of the lesser of: (a) the fair market value on the Offering Date; or (b) the fair market value on the Purchase Date. For purposes of the Plan, the term "fair market value" on a given date shall mean the closing price from the previous day's trading of a share of the Company's Common Stock as reported on The Nasdaq National Market.

         Purchase of Stock. The number of whole shares that a participant will be able to purchase in any Purchase Period will be determined by dividing the total amount of payroll deductions from the participant's salary during the Purchase Period by the price per share determined as described above. The purchase takes place on the Purchase Date.

         Withdrawal. A participant may withdraw from a Purchase Period at any time at least 15 days prior to the end of a Purchase Period. In such event, the accumulated payroll deductions will be returned to such participant, without interest, and his or her interest in the Plan shall terminate. He or she may not resume his or her participation in the Plan during the same Purchase Period, but he or she may participate in any Purchase Period under the Plan which commences on a date subsequent to such withdrawal in the same manner as for initial participation.

         Termination of Employment. Termination of a participant's employment for any reason, including retirement or death, immediately terminates his or her participation in the Plan. In such event, the payroll deductions credited to the participant's account will be returned to such participant, without interest.

         Term of the Plan. Shares of Common Stock may be sold under the Plan until the earlier to occur of termination by the Board, issuance of all of the shares reserved for issuance under the Plan, or until April 24, 2001, which is ten years after the date the Plan was adopted by the Board.

          Federal Income Tax Information -- Tax Treatment of the Participant. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift, or dies.

         If shares are held for more than one year after the Purchase Date and more than two years from the beginning of the applicable Offering Period, or if the participant dies while owning the shares, the participant realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain.

         If the shares are sold or otherwise disposed of, including by way of gift (but not death, bequest or inheritance) within either the one-year or the two-year holding periods described above (in either case a "disqualifying disposition"), the participant would realize ordinary income at the time of the disqualifying disposition in the amount that the fair market value of the shares at the date of purchase was greater than the purchase price. This amount will constitute ordinary income (not currently subject to withholding) in the year of the disqualifying disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss.

         Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Plan only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the shares.

         ERISA Information. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
             OF THE 1991 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.


                  PROPOSAL NO. 3 -- RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS

         The Board has selected Ernst & Young LLP as the Company's independent auditors to perform the audit of the Company's financial statements for its fiscal year ending December 31, 1997, and the shareholders are being asked to ratify such selection. Representatives of Ernst & Young LLP will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice.
If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.


                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
              RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of March 31, 1997, with respect to the beneficial ownership of each class of the Company's voting securities held by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of either class of the Company's voting securities, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table on page 9 and (iv) all directors and executive officers as a group.

     TITLE OF                            NAME OF                           AMOUNT AND NATURE OF    PERCENT OF
     CLASS(1)                         BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(2)    CLASS (1)
     --------                        ----------------                    -----------------------   -----------
      Common      Veron International Limited (3) . . . . . . . . . . .        5,391,633              13.7%
                       Nina K. Wang
      Common      SMALLCAP World Fund, Inc.(4)  . . . . . . . . . . . .        2,085,000               5.3
      Common      Frank F.C. Kung (5) . . . . . . . . . . . . . . . . .          958,383               2.4
      Common      Edgar G. Engleman (6) . . . . . . . . . . . . . . . .          848,633               2.2
      Common      Irene A. Chow (7) . . . . . . . . . . . . . . . . . .          414,344               1.0
      Common      Cynthia A. Edwards (8)  . . . . . . . . . . . . . . .           95,972                 *
      Common      Damaris Skouras (9) . . . . . . . . . . . . . . . . .           56,527                 *
      Common      James A.D. Smith (10) . . . . . . . . . . . . . . . .           48,278                 *
      Common      H. H. Haight (11) . . . . . . . . . . . . . . . . . .           35,162                 *
      Common      Max Wilhelm (12)  . . . . . . . . . . . . . . . . . .           25,000                 *
      Common      Arthur Gray, Jr. (12) . . . . . . . . . . . . . . . .           20,000                 *
      Common      Melinda Griffith (13) . . . . . . . . . . . . . . . .           16,816                 *
      Common      Kenneth J. Gorelick (14)  . . . . . . . . . . . . . .            5,500                 *
                  All directors and executive officers as a group
      Common        (12 persons) (15) . . . . . . . . . . . . . . . . .        2,524,615               6.3
    Preferred     Chiron Corporation (16) . . . . . . . . . . . . . . .            5,000              50.0
    Preferred     Johnson & Johnson Development Corporation (17). . . .            5,000              50.0

---------------------------

    *  Less than 1%

(1) The Company has two classes of voting securities, Common Stock and Series A Convertible Preferred Stock. The two holders of the Company's Series A Preferred Stock are entitled to one vote for each share of Common Stock into which such Preferred Stock could be converted, in accordance with a pre-determined formula. Under this formula, each holder is entitled to vote at this year's Annual Meeting 1,666,667 shares based on a Common Stock conversion price of $3.00 per share.

(2) This table is based upon information supplied by executive officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 39,215,971 shares of Common Stock and 10,000 shares of Preferred Stock outstanding on March 31, 1997, adjusted as required by rules promulgated by the SEC.

(3) The address of Veron International Limited ("Veron") is Top Floor Chinachem Golden Plaza, 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong. Veron is an investment holding company whose principal shareholder is Ms. Nina K. Wang, a Director of the Company.

(4) The address of SMALLCAP World Fund, Inc. is 333 South Hope Street, 52nd Floor, Los Angeles, California 90071.

(5) Represents 760,852 shares held of record by Dr. Kung, 125,700 shares held of record by Dr. Kung's minor children and 71,831 shares of Common Stock subject to options held by Dr. Kung that are exercisable within 60 days of March 31, 1997.

(6) Represents 746,117 shares held of record by the Engleman Family Trust, 34,600 shares held of record by Dr. Engleman's minor child and 67,916 shares of Common Stock subject to options held by Dr. Engleman that are exercisable within 60 days of March 31, 1997.

(7) Represents 12,524 shares held of record by Dr. Chow and 401,820 shares subject to options that are exercisable within 60 days of March 31, 1997.

(8) Represents 16,844 shares held of record by Dr. Edwards (the Company's Vice President, Research) and 79,128 shares subject to options that are exercisable within 60 days of March 31, 1997.

(9) Represents 33,750 shares held of record by Ms. Skouras, 2,777 shares held of record by Global Reach Management Company, of which Ms. Skouras is President, and 20,000 shares subject to options held by Ms. Skouras that are exercisable within 60 days of March 31, 1997.

(10) Represents 2,592 shares held of record by Mr. Smith (the Company's Chief Operating Officer) and 45,686 shares subject to options that are exercisable within 60 days of March 31, 1997.

(11) Represents 162 shares, which reflects Mr. Haight's beneficial ownership of 5.305% of the 3,062 shares held by Advent International Investors Ltd., an Advent International Fund, of which Mr. Haight is a general partner, and 35,000 shares subject to options that are exercisable within 60 days of March 31, 1997. The amount does not include shares held by other Advent International Funds in which Mr. Haight does not have any economic interest, voting or investment power.

(12) Represents shares subject to options that are exercisable within 60 days of March 31, 1997.

(13) Represents 1,462 shares held of record by Ms. Griffith (the Company's Vice President, General Counsel and Secretary) and 15,354 shares subject to options that are exercisable within 60 days of March 31, 1997.

(14) Represents shares held of record. In December 1996, Dr. Gorelick (the Company's former Vice President, Drug Development) resigned his position with the Company.

(15) Represents the shares and shares subject to options described in footnotes (5) - (14).

(16) The address of Chiron Corporation is 4560 Horton Street, Emeryville, California 94608-2916.

(17) The address of Johnson & Johnson Development Corporation is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933-7002.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned, or paid for services rendered in all capacities to the Company and its wholly-owned subsidiaries during each of 1994, 1995 and 1996 by (i) the Company's Chief Executive Officer, (ii) the Company's three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 1996, and (iii) one former executive officer for whom disclosure would have been required but for the fact that he was not serving as an executive officer of the Company at the end of 1996 (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                             ANNUAL COMPENSATION                            AWARDS
                               -------------------------------------------        -------------------------
                                                                                                 SECURITIES
                                                                  OTHER ANNUAL    RESTRICTED     UNDERLYING     ALL OTHER
                                         SALARY        BONUS      COMPENSATION       STOCK        OPTIONS      COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR       ($)           ($)            ($)            ($)           (#)             ($)
 ---------------------------   ----      ------        ------     ------------    ----------     -----------   -------------
 Irene A. Chow . . . . . . .   1996     259,167(1)    114,000      41,666(2)            --         60,000          2,993(3)
    President and Chief        1995     236,833       125,000            --             --        107,000        555,491(4)
    Executive Officer                                                                             380,000(5)
                               1994     217,700          --        71,280(6)            --         20,000(5)       1,959(3)

  James A.D. Smith (7) . . .   1996     141,000        41,800       8,000(2)            --         79,000            178(3)
    Chief Operating Officer    1995     107,500        24,000            --          4,609(8)      24,000            136(3)

 Cynthia A. Edwards (7)  . .   1996     145,767        28,262       8,666(2)        44,062(9)      81,000            297(3)
    Vice President,            1995     116,750        26,000            --          3,688(10)     46,000            233(3)
    Research

  Melinda Griffith . . . . .   1996     145,833        30,000            --             --         26,000            297(3)
     Vice President, General   1995      24,410(11)    21,000            --             --         35,000             48(3)
     Counsel and Secretary

  Kenneth J. Gorelick (12) .   1996     171,354           --             --             --         11,000            363(3)
     Former Vice President,    1995     166,050        35,448            --          4,609(8)      15,000            339(3)
     Drug Development          1994     168,067           --             --             --         15,000            343(3)
                                                                                                   50,000(13)

________________________________

(1) Excludes $73,333 in compensation paid to Dr. Chow on behalf of Genelabs' 40%-owned affiliate, Genelabs Biotechnology, Ltd. ("GBL") located in Taiwan, for her services as Chairwoman of the Board of GBL.

(2) Represents vesting in the long-term compensation element of the Company's 1994 Annual and Long-Term Incentive Based Compensation Program.

(3)      Represents group term life insurance paid by the Company.

(4) Includes $553,360 related to relocation costs and expenses (including forgiveness of a housing bridge loan and reimbursement of related taxes) incurred by the Company in connection with Dr. Chow's commencement of employment and related move from New Jersey. Also includes $2,131 for group term life insurance paid by the Company.

(5) In January 1995, the Board of Directors approved the repricing of stock options for all executive officers retroactive to July 29, 1994. Dr. Chow elected to reprice 380,000 of her options and, accordingly, was required to forfeit 50% of the vesting which was previously earned on each grant eligible for repricing. In July 1994, Dr. Chow received a 20,000 share grant in lieu of her existing options being repriced at that time; this option was canceled in January 1995 when the Board approved the repricing as described above.


(6) Represents reimbursement of relocation expenses and a housing allowance.

(7) Mr. Smith and Dr. Edwards became executive officers of the Company during 1995.

(8) Represents grants of 2,500 shares of Common Stock to Mr. Smith and Dr. Gorelick, each of which vested in 1996 and each of which had a fair market value at December 31, 1996 of $15,312.

(9) Represents a grant of 5,000 shares of Common Stock which vested in 1996 and which had a fair market value at December 31, 1996 of $30,625.

(10) Represents a grant of 2,000 shares of Common Stock which vested in 1995 and which had a fair market value at December 31, 1996 of $12,250.

(11) Represents a partial year's salary for 1995 (employment commenced in October 1995).

(12)     In December 1996, Dr. Gorelick resigned his position with the Company.

(13) Represents options which were repriced during 1994 for options granted prior to January 1, 1994.

         The following table sets forth information regarding individual grants of stock options pursuant to the Company's 1995 Employee Stock Option Plan during 1996 to each of the Named Executive Officers.


                          OPTION GRANTS IN FISCAL 1996

                                                            INDIVIDUAL GRANTS
                                   ----------------------------------------------------------------
                                    NUMBER OF          PERCENT OF
                                    SECURITIES           TOTAL
                                    UNDERLYING          OPTIONS
                                     OPTIONS           GRANTED TO       EXERCISE                          GRANT DATE
                                   GRANTED (#)        EMPLOYEES IN        PRICE         EXPIRATION      PRESENT VALUE
             NAME                      (1)                1996           ($/SH)            DATE             ($) (2)
 ---------------------------       -----------         -----------     --------          ---------        ------------
 Irene A. Chow . . . . . . .          60,000              6.3           6.438            01/26/06          223,440

 James A.D. Smith  . . . . .          14,000              1.5           6.438            01/26/06           51,543
                                      50,000              5.2           4.188            10/01/06          122,775
                                      15,000              1.6           4.125            12/12/06           36,364

 Cynthia A. Edwards  . . . .          56,000              5.9           6.438            01/26/06          209,731
                                      25,000              2.6           4.125            12/12/06           60,607

 Melinda Griffith  . . . . .           3,000              0.3           6.438            01/26/06           10,282
                                      15,000              1.6           8.500            05/31/06           74,932
                                       8,000              0.8           4.125            12/12/06           19,394

 Kenneth J. Gorelick . . . .          11,000              1.1           6.438            01/26/06           40,192

_________________________________

(1) Stock options are awarded with an exercise price equal to the fair market value of the Company's Common Stock on the date of award. Stock options generally become exercisable with respect to 25% of the number of underlying shares on the first anniversary of the date of grant with pro-rata monthly vesting thereafter for the remaining three years, so long as employment with the Company continues. Certain stock options become exercisable with respect to 50% of the number of underlying shares on the first anniversary of the date of grant with the remaining 50% vesting on the second anniversary of the date of grant. All of the options granted have a 10-year term.

(2) The estimated "grant date present value" of options granted in 1996 is based on a Black-Scholes option pricing model, a model that reflects certain assumptions regarding variable factors such as interest rates and stock price volatility. Stock options have value only as a result of appreciation in the price of the Company's Common Stock. If, at the time of exercise, the price of the Company's Common Stock is the same as or lower than the option exercise price, there will be no gain to the optionee. Because changes in the subjective input assumptions can materially affect the fair value estimate, it is the Company's belief that this model does not necessarily provide a reliable single measure of the fair value of the options granted. For the purposes of establishing the "grant date present value" shown in the table, the model assumed a dividend yield of zero, risk-free interest rate of approximately 5.8%, volatility factor of the expected market price of the Company's Common Stock of .81, and an expected life of the options of one year subsequent to vesting.

         The following table sets forth certain information concerning the exercise of stock options during 1996 by each of the Named Executive Officers and the number and value at December 31, 1996 of unexercised options held by each of the Named Executive Officers.


                 AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND
                        DECEMBER  31, 1996 OPTION VALUES


                          SHARES                         NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-
                       ACQUIRED ON                    UNEXERCISED OPTIONS AT FISCAL YEAR-       MONEY OPTIONS AT FISCAL YEAR-
                         EXERCISE       VALUE                       END (#)                              END ($) (2)
                                       REALIZED      ------------------------------------     --------------------------------
              NAME        (#)          ($) (1)       EXERCISABLE         UNEXERCISABLE         EXERCISABLE       UNEXERCISABLE
              ----     ------------    ---------     ------------        ----------------     -------------      --------------
 Irene A. Chow . . . .     38,095        238,644         342,655              186,250              1,200,303          408,380

 James A.D. Smith  . .       --            --             37,228               90,772                150,378          161,308

 Cynthia A. Edwards  .       --            --             52,535              111,065                185,139          128,459

 Melinda Griffith  . .       --            --             10,208               50,792                 22,968           71,782

 Kenneth J. Gorelick .     15,000        104,530          38,228                 --                  133,798             --
--------------------


(1) "Value Realized" represents the fair market value of the shares underlying the option on the date of exercise less the aggregate exercise price.

(2) These values have not been, and may never be, realized, and are based on the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock at December 31, 1996 ($6.125).

                           COMPENSATION OF DIRECTORS

         Each director of the Company who is neither an employee nor consultant, is eligible to receive $1,000 per board meeting attended. In addition, directors are reimbursed for actual business expenses incurred in attending each board meeting. Each non-employee director, upon his or her first election to the Board, will be granted an option to purchase 20,000 shares of the Company's Common Stock. At the Company's Annual Meeting of Shareholders following the second anniversary of his or her election to the Board, and at each subsequent Annual Meeting of Shareholders, a non-employee director will be granted an additional option to purchase 5,000 shares. Directors who are also employees or consultants of the Company have been granted options under the 1995 Employee Stock Option Plan in accordance with the general compensation policy of the Company.

         In view of the additional services Dr. Wilhelm provides the Company as Chairman of the Board, effective March 12, 1996, he was entitled to receive $50,000 per year in lieu of any other monetary director's fees he may be entitled to receive from the Company, as described above. In 1996, Dr. Wilhelm was paid $37,500 for such services.

         During 1996, Dr. Kung also received certain payments from the Company relating to prior services for the Company. See "Certain Transactions".

     REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION (1)

         Decisions regarding executive compensation and stock option grants to executives are made by the Human Resources Committee of the Board of Directors (the "Committee") subject to the review and, in certain cases, approval by the Board. The Committee is currently composed of two independent non-employee directors. Although Dr. Chow attended the meetings of the Committee during 1996, she did not vote on any matters that relate to compensation and was excused from meetings when matters concerning her compensation were discussed.

COMPENSATION POLICY

         The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The primary goal of the Company's compensation policy is to align compensation with the Company's business objectives and performance. The Company's primary aim is to attract, reward, and retain executive officers and other employees who contribute to the long-term success of the Company. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO"), other executive officers of the Company, as well as key employees at or about the beginning of each year. The Committee has adopted a total compensation package comprised of base salary, bonus, long-term incentive awards, stock options and stock grant awards.

SALARY AND VARIABLE COMPENSATION

         The base salaries, incentive compensation and stock option grants of the executive officers are determined by the Committee in part by reviewing the Radford Survey and other published surveys for similar positions in the biopharmaceutical industry. These surveys are nationally known for their data bases of high technology and biopharmaceutical companies compensation practices. The Radford Survey itself includes over 1,200 high technology companies and 256 biopharmaceutical companies. The compensation of the Company's executive officers was evaluated against comparable positions and competitive market compensation levels to determine base salary, target bonuses and target total cash compensation. The Committee attempted to target total cash compensation at competitive rates and percentiles of the survey companies. Practices of such companies with respect to stock option grants were also reviewed and compared.

--------------------
         (1) The Report of the Human Resources Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         In addition to their base salaries, the Company's executive officers, including the CEO, are each eligible to receive an annual cash bonus under the Incentive Program. The Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation principally to corporate and executive performance. Thus, a portion of the cash compensation paid to the Company's executive officers, including the CEO, is in the form of discretionary bonus payments that are paid on an annual basis. Under the Incentive Program, cash bonuses are awarded only if an executive officer achieved predetermined individual performance objectives and the Company met certain corporate objectives that were approved by the Committee. Bonus payments are expressly linked to the attainment of goals established for each executive officer, as well as overall corporate goals, and are limited by the target bonus amount established for each executive officer which is a percentage of the officer's base salary.

         In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share or return on equity, may not readily apply in evaluating the performance of executives. Because the Company has been engaged primarily in research and development activities, the Company's objectives are based on other financial and strategic measures, such as the progress of the Company's research and development programs, the establishment of cooperative development and marketing relationships with corporate partners, the recruitment of management personnel, and the securing of capital resources sufficient to enable the Company to further research and product development plans. General corporate goals for 1996 included the completion of the clinical portion of the initial Phase III trial of GL701 for treatment of lupus, establishment of collaborative partnering arrangements in key areas of research, revenue and profitability targets by the Company's diagnostics subsidiary, and raising additional capital.

         Under the Incentive Program, for the vice president level and above, there is a long-term compensation element which is in addition to the annual bonus described above. If a person in this category should be eligible for and receive an annual bonus, the amount of the bonus will also be awarded in the long-term portion of the Incentive Program. This long-term element is designed to defer payments to the executive over a three-year period with vesting in the award taking place at the rate of one-third per year. In doing so, the policy of the plan is to encourage the executive to remain with the Company on a long-term basis by committing the payment of additional compensation if employment continues throughout the vesting period. The Incentive Program was implemented for the first time in 1996.

LONG-TERM EQUITY INCENTIVES

         The Company's equity incentive plans include the 1995 Employee Stock Option Plan (the "1995 Plan"), the Restricted Stock Plan and the 1991 Employee Stock Purchase Plan.

         Long-term equity incentives for executive officers are provided through the granting of stock options under the 1995 Plan. The exercise price of options granted under the 1995 Plan is equal to the fair market value of the Company's Common Stock on the date of award. These options have value only if the price of the Company's stock increases above the fair market value on the award date and the executive remains an employee for the period required for the shares to vest. These options generally become exercisable with respect to 25% of the number of underlying shares on the first anniversary of the date of grant with pro-rata monthly vesting thereafter for the remaining three years.

         Stock options typically have been granted to executive officers and other employees when they first join the Company, in connection with a significant change in responsibilities and, occasionally, to achieve parity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. Generally, the number of shares subject to each stock option granted may also be based on anticipated future contribution and ability to impact corporate and/or business unit results, past individual or corporate performance or consistency within the executive's peer group. In making its decisions, the Committee considers these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. In the discretion of the Committee, executive officers may also be granted stock options under the 1995 Plan to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock.

1996 EXECUTIVE COMPENSATION

         For each of the executive officers, base salaries were increased in January based on their previous base salary as well as the surveys noted above and other information available to the Committee. During 1996, two of the Company's executive officers were promoted; one to Chief Operating Officer and one to General Counsel. The promotions were made based upon the needs of the Company and the previous efforts of these executives. For each of these executive officers, base salaries were increased at the time of their promotion after giving consideration to the officer's prior salary, the surveys noted above and other information available to the Committee. Under the Company's Incentive Program, for 1996 performance, the CEO determined that the executive officers individually achieved their objectives in various ranges. Based upon the CEO's recommendations and review of the supporting data for such, the Committee concluded that the Company's overall performance for 1996 justified awarding cash bonuses to all continuing executive officers. The Committee awarded bonuses based on the percentage of base salary for which a bonus was available after giving effect to the degree to which the Committee believed each such executive officer realized his or her objectives. In addition, stock options were granted as part of the annual review of performance and at the time of promotion.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In February 1996, Dr. Chow, the Company's President and CEO, received a small salary merit and cost of living increase in her base salary. Dr. Chow's 1996 bonus and salary were set by the Committee with due regard to her industry experience, competitive salary information and current market conditions. As with other executive officers, the amount of Dr. Chow's total compensation was based on the Company's 1996 results and her individual performance with respect to meeting previously established performance objectives. The Committee concluded that Dr. Chow's objectives were met and recommended that a bonus of $114,000 be paid to Dr. Chow. In particular, the Committee considered the completion of the Company's private offering with Veron, the completion on schedule of the clinical portion of the initial Phase III clinical trial of GL701 for lupus, the entering in December of a research collaboration with DuPont Merck for development of gene-regulating drugs, and the financial results achieved by the Company's diagnostic business subsidiary, Genelabs Diagnostics (Pte.) Ltd., located in Singapore. The Committee made an additional stock option grant to Dr. Chow. In doing so, the Committee considered Dr. Chow's unvested options, the survey noted above and other information available to the Committee. With respect to both the cash and equity compensation awarded to Dr. Chow, the Committee noted the significant dependence of the Company on her efforts historically and going forward.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

         The Company's 1995 Employee Stock Option Plan meets the requirements of Section 162(m) of the Internal Revenue Code of 1986. None of the Company's Executive Officers have received cash compensation exceeding the statutory limit under Section 162(m).

                                        HUMAN RESOURCES COMMITTEE

                                        Damaris Skouras
                                        Max Wilhelm

                        COMPANY STOCK PRICE PERFORMANCE

         The stock price performance graph below is required by the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the five-year period from December 31, 1991 through December 31, 1996 with the cumulative total return on the NASDAQ Stock Market Index (U.S. companies) and the NASDAQ Pharmaceuticals Stock Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on December 31, 1991, and reinvestment of all dividends).

                                                               LEGEND
        INDEX DESCRIPTION                   12/31/91        12/31/92        12/31/93        12/31/94        12/31/95        12/31/96
        -----------------                   --------        --------        --------        --------        --------        --------
Genelabs Technologies, Inc.                    100.0            75.0            46.5            13.2            54.2            68.1
NASDAQ Stock Market (U.S. Companies)           100.0           116.4           133.6           130.6           184.7           227.2
NASDAQ Pharmaceuticals                         100.0            83.2            74.2            55.8           102.1           102.2

                              CERTAIN TRANSACTIONS

         From January 1, 1996 to the present, there have been no transactions in which the amount involved exceeded $60,000 to which the Company or any of its subsidiaries was a party and in which any executive officer, director, 5% beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons had or have a direct or indirect material interest, except certain transactions identified below.

         In November 1996, the Company issued 700,000 shares of Common Stock through a private offering to Veron International Limited ("Veron"), receiving gross proceeds of $2.8 million. In connection with this offering, the Company agreed to issue an additional 1,900,000 shares of Common Stock to Veron for gross proceeds of $7.6 million, which the Company was required to hold in escrow until expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In February 1997, upon termination of this waiting period, the funds held in escrow for this investment were released to Genelabs and the shares were issued to Veron. Also in connection with this offering, the Company paid $950,000 to an affiliate of Veron in commissions and expenses, which include Hart-Scott-Rodino filing and compliance and legal, accounting, tax and other fees and expenses of Veron and its affiliates. At the time of the transaction, Veron owned in excess of 5% of the Company's Common Stock. In addition, Ms. Nina K. Wang, the controlling shareholder of Veron, was appointed to the Company's Board of Directors in February 1997 and replaced her sister, Dr. Zhongxin M. Gong.

         Effective March 12, 1996, Frank F.C. Kung resigned his position as Chairman of the Board and as an employee of the Company. In recognition of Dr. Kung's contribution to the Company over the previous twelve years, he was awarded an additional six months of salary. For 1996, Dr. Kung was paid $168,553 in salary and $27,732 for accrued vacation. Dr. Kung presently is not standing for re-election to the Board.

         The Company entered into an agreement dated as of January 26, 1996 with Edgar G. Engleman, pursuant to which Dr. Engleman shall receive a fee based on the Company's net sales of DHEA for the treatment of lupus. There were no such sales in 1996 nor any anticipated in 1997.


                             SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than December 31, 1997 in order to be included in the Company's Proxy Statement and form of proxy relating to the meeting.


                         COMPLIANCE UNDER SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.

                                 OTHER BUSINESS

         The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           GENELABS TECHNOLOGIES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

              (Adopted by the Board of Directors on April 24, 1991)
               As Amended February 11, 1994, September 20, 1995,
                       January 26, 1996 and April 8, 1997


1.         ESTABLISHMENT OF PLAN

           Genelabs Technologies, Inc. (the "Company") proposes to grant options for purchase of the Company's Common Stock (an "Offering") to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this "Plan"). For purposes of this Plan, "Parent Corporation" and "Subsidiary" (collectively, "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The Company intends the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 1,000,000 shares of the Company's Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

2.         PURPOSE

           The purpose of the Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "Board") as eligible to participate in the Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

3.         ADMINISTRATION

           This plan may be administered by the Board or a committee appointed by the Board (the "Committee"). If, at the time the Company registers under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a majority of the Board is not comprised of Disinterested Persons as defined in Rule 16b-3(d) promulgated under the Exchange Act, the Board shall appoint a committee consisting of not less than three (3) persons (who need not be members of the Board), each of whom is a Disinterested Person. As used in this Plan, references to the "Committee" shall mean either such committee or the Board if no committee has been established. After registration of the Company under the Exchange Act, Board members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan, but any such member may be counted for determining the existence of a quorum at any meeting of the Board. Subject to the provisions of the Plan and



                                       -1
the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

4.         ELIGIBILITY

           Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

           (a) employees who are not employed by the Company or Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

           (b) employees who are customarily employed for less than 20 hours per week;

           (c) employees who are customarily employed for less than 5 months in a calendar year;

           (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

5.         OFFERING DATES

           The Offering Periods of the Plan (the "Offering Period") shall be of twenty-four (24) months duration commencing on January 2 and July 2 of each year and ending on July 1 and January 1 of each year. Each Offering Period shall consist of four (4) six-month purchase periods (individually, a "Purchase Period") during which payroll deductions of the participants are accumulated under the Plan. The first business day of each Offering Period is referred to as the "Offering Date". The last business day of each Offering Period is referred to as the "Purchase Date". Notwithstanding the foregoing, if the fair market value of the Company's Common Stock on any Purchase Date is less than it was on an Offering Date, then the Offering Period (s) for such Offering Date(s) shall immediately terminate and a new Offering Period shall commence for those employees participating in such terminated Offerings (See also Section 11(c) below). The Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.



                                       -2

6.         PARTICIPATION IN THE PLAN

Eligible employees may become participants in an Offering Period under the Plan upon the commencement of the next Purchase Period after satisfying the eligibility requirements by delivering a subscription agreement to the Company's or Subsidiary's (whichever employs such employee) Treasury Department (the "Treasury Department") not later than the 15th day of the month before such Purchase Period begins unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Purchase Period. An eligible employee who does not deliver a subscription agreement to the Treasury Department by such date after becoming eligible to participate in such Purchase Period shall not participate in that Purchase Period or any subsequent Purchase Period unless such employee enrolls in the Plan by filing a subscription agreement with the Treasury Department not later than the 15th day of the month preceding the beginning of a subsequent Purchase Period. Once an employee becomes a participant in a Purchase Period, such employee will automatically participate in the next Purchase Period unless the employee withdraws from the Plan or terminates further participation in the Purchase Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in the Plan.

7.         GRANT OF OPTION ON ENROLLMENT

           Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date (the "Entry Price") or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date; provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to the applicable Purchase Period, or (b) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

8.         PURCHASE PRICE

           The purchase price per share at which a share of Common Stock will be sold during any Offering Period shall be 85 percent of the lesser of:

           (a) The fair market value on the Offering Date; or

           (b) The fair market value on the Purchase Date.



                                       -3

           For purposes of the Plan, the term "fair market value" on a given date shall mean the closing price from the previous day's trading of a share of the Company's Common Stock as reported on The Nasdaq National Market.

9.         PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL
           DEDUCTIONS; ISSUANCE OF SHARES

           (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the participant's compensation in one percent increments not less than 2 percent nor greater than 10 percent, not to exceed $25,000 per year or such other limit set by the Committee. Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Purchase Period unless sooner altered or terminated as provided in the Plan.

           (b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the Treasury Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Treasury Department's receipt of the authorization and shall continue for the remainder of the Purchase Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during a Purchase Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period by filing with the Treasury Department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period. An increase or decrease in your payroll deduction does not start a new Offering Period.

           (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purposes, and the Company shall not be obligated to segregate such payroll deductions.

           (d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Purchase Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common



                                       -4

Stock reserved under the option granted to such participant with respect to the Purchase Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however, that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

           (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant of a certificate representing the shares purchased upon exercise of his option; provided that the Board may deliver certificates to a broker or brokers that hold such certificate in a street name for the benefit of each such participant.

           (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

10.        LIMITATIONS ON SHARES TO BE PURCHASED

           (a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

           (b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

           (c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.



                                       -5

           (d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

           (e) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Purchase Period, without interest.

11.        WITHDRAWAL

           (a) Each participant may withdraw from a Purchase Period under the Plan by signing and delivering to the Treasury Department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least 15 days prior to the end of a Purchase Period.

           (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in the Plan shall terminate. In the event a participant voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Purchase Period, but he or she may participate in any Purchase Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

           (c) For an Offering Period in which a participant is enrolled, if the fair market value of the Company's Common Stock on the Purchase Date is less than it was on the Offering Date, the Company will automatically enroll such participant in the subsequent Offering Period. A participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period.

12.        TERMINATION OF EMPLOYMENT

           Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in the Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.



                                       -6

13.        RETURN OF PAYROLL DEDUCTIONS

           In the event a participant's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan.

14.        CAPITAL CHANGES

           Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

           In the event of the proposed dissolution or liquidation of the Company, the Purchase Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

           The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered



                                       -7
by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15.        NONASSIGNABILITY

           Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.        REPORTS

           Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period.

17.        NOTICE OF DISPOSITION

           Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Purchase Period pursuant to this Plan if such disposition occurs within two years from the Offering Date or within one year from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.        NO RIGHTS TO CONTINUED EMPLOYMENT

           Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

19.        EQUAL RIGHTS AND PRIVILEGES

           All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the



                                       -8

Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

20.        NOTICES

           All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.        SHAREHOLDER APPROVAL OF AMENDMENTS

           Any required approval by the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder. Such approval of an amendment shall be solicited at or prior to the first annual meeting of shareholders held subsequent to the grant of an option under the Plan to an employee of the Company. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by a majority of all of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by a majority of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3").

22.        DESIGNATION OF BENEFICIARY

           (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

           (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.



                                       -9

23.        CONDITIONS UPON ISSUANCE OF SHARES;
           LIMITATION ON SALE OF SHARES

           Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.        APPLICABLE LAW

           The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25.        AMENDMENT OR TERMINATION OF THE PLAN

           This Plan shall be effective July 1, 1991, subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board and the Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. No purchase of shares pursuant to the Plan shall occur prior to such shareholder approval. The Board may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the shareholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

           (a) increase the number of shares that may be issued under the Plan;

           (b) change the designation of the employees (or class of employees) eligible for participation in the Plan; or

           (c) constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.



                                      -10

PROXY


                          GENELABS TECHNOLOGIES, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1997


The undersigned hereby appoints Irene A. Chow and Melinda Griffith, and each of them, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Genelabs Technologies, Inc. (the "Company") to be held at the Company's principal executive offices located at 505 Penobscot Drive, Redwood City, California 94063 on May 22, 1997, at 9:00 a.m. P.D.T., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

                                                                [SEE REVERSE
                                                                     SIDE]

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
                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example.  [X]


                                                                WITHHELD
                                                        FOR      FOR ALL
1. ELECTION OF DIRECTORS

Nominees: Irene A. Chow      H.H. Haight                [  ]    [  ]
          Edgar G. Engleman  Damaris Skouras
          Arthur Gray, Jr.   Nina K. Wang

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

----------------------------------------------------------------

                                                        FOR     AGAINST         ABSTAIN
2. APPROVAL OF THE 1991 EMPLOYEE STOCK                  [  ]    [  ]            [  ]
   PURCHASE PLAN, AS AMENDED.

3. RATIFICATION OF SELECTION OF ERNST                   [  ]    [  ]            [  ]
   & YOUNG LLP AS THE COMPANY'S INDEPENDENT
   AUDITORS.

I PLAN TO ATTEND THE MEETING.  [  ]

The Board of Directors recommends a vote FOR all nominees for election and FOR Proposals 2 and 3.
THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.


Signature(s)                                                    Date
            ----------------------------------------------------    ------------
Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who exercise the above proxy for a deceased shareholder should give their full title. Please date the Proxy.

--------------------------------------------------------------------------------
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